VISKASE COMPANIES, INC.
                           625 Willowbrook Centre Parkway
                                Willowbrook, IL 60527



                                              December 20, 2002

GE Capital Services Structured
Finance Group, Inc.
120 Long Ridge Road
Stamford, CT  06927
Attention:  Anne Kennelly Kratky

                  Re:  Viskase Companies, Inc. ("Viskase")
                       -----------------------------------

Dear Anne:

     This letter will confirm the agreement reached between General Electric Capital Corporation ("GECC") and Viskase as follows:

     1. Viskase shall, at or prior to the Confirmation Hearing to be held on December 20, 2002 with respect to its proposed Prepackaged Plan of Reorganization (in the form attached as Exhibit A to the Disclosure Statement Pursuant To
Section 1125 Of The Bankruptcy Code Relating To A Prepackaged Plan Of Reorganization Proposed By Viskase Companies, Inc. And Its Co-Proponent Non-Debtor Subsidiaries Under Chapter 11 Of The Bankruptcy Code, the "Plan"), file a modification to the Plan (the "Modification"), in the form attached to this letter as Exhibit A.

     2. On the Effective Date of the Plan, (i) Viskase Corporation and State Street Bank and Trust Company ("State Street"), as owner trustee, shall enter into an amendment to the GECC Lease in the form attached as Exhibit B hereto, (ii) Viskase, Viskase Corporation, GECC and State Street shall enter into an amendment to the Participation Agreement, dated as of December 18, 1990, among Viskase Corporation as lessee, Envirodyne Industries, Inc. as guarantor, GECC as owner participant, and the Trustee, in the form attached as Exhibit C hereto, and (iii) GECC, State Street and Wells Fargo Bank Minnesota, National Association, shall enter into a Subordination Agreement in the form attached hereto as Exhibit D.

     3. The final Confirmation Order entered by the Court shall be in the form attached hereto as Exhibit E, with such changes as are reasonably acceptable to GECC.

     4. GECC agrees not to object to the Plan, as modified pursuant to the Modification (the "Modified Plan").

     5. GECC's forbearance from exercising certain rights and remedies pursuant to the Forbearance Agreement, dated November 11, 2002 between Viskase Corporation and State Street Bank & Trust Company, as owner trustee (as extended by letters of December 13, 2002, December 17, 2002, and December 18, 2002), shall be extended to December 20, 2002 at 5:00 p.m. (Eastern
Time); provided, however, that, in the event the Modified Plan is confirmed by an order of the Bankruptcy Court in accordance with paragraph 3 hereof, such forbearance period shall be automatically extended to the earlier of April 21, 2003 and the Effective Date of the Plan; and provided further, however, that in the event the holders of the Old Notes object to confirmation of the Modified Plan (or support an objection to confirmation of the Modified Plan made by any other party), (i) GECC may object to the Plan or the Modified Plan on any and all grounds, and
(ii) GECC shall have the right to terminate the extension of the forbearance period provided herein on one (1) business day's written notice of such termination by GECC to Viskase Corporation.

                          [CONTINUED ON FOLLOWING PAGE]

     If the foregoing correctly reflects our agreement, please sign where indicated below.

                              Very truly yours,

                              VISKASE COMPANIES, INC.



                              By:      /s/ Gordon S. Donovan
                                      ----------------------
                              Name:   Gordon S. Donovan
                              Title:  Vice President and
                                      Chief Financial Officer

AGREED:

Date:   December 20, 2002


GENERAL ELECTRIC CAPITAL CORPORATION


By:    /s/ Anne Kennelly Kratky
       ----------------------------
       Name:   Anne Kennelly Kratky
       Title:  Managing Director

AMENDMENT TO LEASE AGREEMENT

          AMENDMENT TO LEASE AGREEMENT, dated as of ________ __, 2003 (this "Amendment"), among Viskase Corporation, as Lessee (the "Lessee"), and State Street Bank and Trust Company, a Massachusetts trust company and successor in interest to The Connecticut National Bank, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement with General Electric Capital Corporation dated as of December 18, 1990 (the "Lessor").

                            W I T N E S S E T H:

          WHEREAS, the Lessee and the Lessor are parties to that certain Lease Agreement, dated as of December 18, 1990 (as from time to time amended, restated, supplemented or otherwise modified, the "Lease Agreement", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Lease Agreement); and

          WHEREAS, Viskase Companies, Inc. (the "Guarantor") filed on or about November __, 2002 a case (the "Reorganization Case") under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Code"); and

          WHEREAS, in contemplation of the Reorganization Case, on or about August 20, 2002, the Guarantor distributed to the holders of its 10-1/4% Senior Notes due 2001 (the "Old Notes") (i) an Offer to Exchange the Old Notes for 8% Senior Subordinated Secured Notes due 2008 and 6% Series A Convertible Preferred Stock, in each case issued by the Guarantor (the "Exchange Offer") and (ii) a Disclosure Statement pursuant to Section 1126(b) of the Bankruptcy Code and a related Debtor's Prepackaged Plan of Reorganization (the "Plan of Reorganization"); and

          WHEREAS, in connection with such Reorganization Case and Plan of Reorganization, the Lessee and the Lessor have agreed to amend the terms of the Lease;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

          Section 1. Amendments To The Lease Agreement. Effective as of the Effective Date (as defined herein), the Lease Agreement is amended as follows:

          1.1 By inserting in Section 17(e)(1)(A) after "5.06," the following: "5.07"; and by deleting in Section 17(e)(1)(B) the reference to "5.07".

          1.2 By deleting the reference to "or" before "5.23" in Section 17(e)(1)(A) and substituting therefor ","; and by adding in Section 17(e)(1)(A) after "5.23" the following: ", 5.26 or 5.27".

          1.3 By amending and restating Section 17(h) in its entirety as follows:

          "(h)(i) the Lessee, the Guarantor or any Subsidiary Guarantor shall fail to make any payment on any Debt of the Lessee, the Guarantor or a Subsidiary Guarantor or any guaranty obligation in respect of the Debt of any other Person, and, in each case, such failure relates to Debt having a principal amount of $3,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist which shall constitute an event of default (after giving effect to any applicable grace periods and waivers) under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt having a principal amount of $3,000,000 or more, (iii) any such Debt having a principal amount of $3,000,000 or more shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof or (iv) the occurrence, without the consent of Lessor, of any of the events specified in Section 3 of that certain Agreement and Amendment dated as of April 13, 2000 between Lessee and Lessor; provided that a breach of this clause (iv) that does not also result in a breach of Section 5.07 of the Participation Agreement shall not be deemed to be a violation of this Lease for any purposes other than those specified in Section 20(b) of that certain Security Agreement dated as of July 28, 2000 by Lessee, Guarantor, Viskase Holding Corporation and Viskase Sales Corporation in favor of Owner Trustee and Owner Participant."

          1.4 By adding in Section 21.01 the following after the first sentence thereof:

     "Notwithstanding anything to the contrary in this Lease, including without limitation, Section 21.02, or in any other Basic Document: From and after September 27, 2000 through the L/C Release Date (as defined below), the amount available to be drawn under the Rent Letter of Credit (and each successor thereto or replacement thereof) shall equal (but in no event be less than) the then applicable annual Basic Rent amount due on the next Basic Rent Payment Date. As of each Basic Rent Payment Date, to the extent the amount of the Rent Letter of Credit outstanding on such Basic Rent Payment Date exceeds the amount of the Rent Letter of Credit required by the preceding sentence (provided that the Basic Rent payment then due has been paid) , the Lessee may, at its option, in accordance with Section 21.01(b), cause the existing Rent Letter of Credit to be replaced with a Rent Letter of Credit in the amount then required. The Lessee's obligation to cause a Rent Letter of Credit to be issued in favor of Lessor shall terminate on the L/C Release Date (provided that the Basic Rent payment then due has been paid), at which time Lessor agrees not to make any drawing under any Rent Letter of Credit then outstanding and Lessor shall, as provided in Section 10.19(b) of the Participation Agreement, surrender such Rent Letter of Credit to the issuer thereof for cancellation. "L/C Release Date" shall mean (i) February 28, 2005 (if the Lessee shall not have delivered a timely renewal notice pursuant to Section 5.01(b) of this Agreement and there shall be no Basic Rent payment then due and owing) or (ii) the date that is one year before the end of any Renewal Term (if the Lessee shall not have delivered timely renewal notice for an additional Renewal Term pursuant to Section 5.01(b) of this Agreement and there shall be no Basic Rent payment then due and owing)."

          Section 2. Conditions Precedent To The Effectiveness Of This Amendment. Except as otherwise expressly provided herein, this Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied or provided for in a manner satisfactory to the Lessor, or waived by the Lessor in writing (such date is referred to herein as the "Effective Date"):

               (a) This Amendment shall have been fully executed and delivered by each of the parties hereto.

               (b) The Amendment to the Participation Agreement, dated as of the date hereof, among the Guarantor, the Lessee, the Owner Participant and the Lessor shall have been fully executed and delivered by each of the parties thereto.

               (c) The Senior Secured Notes Indenture shall have been fully executed and delivered by each of the parties thereto, substantially in the form of Exhibit A hereto.

               (d) The Guarantor shall have entered into documentation with respect to a working capital facility in form and substance reasonably satisfactory to the Owner Participant and the Lessor.

               (e) The Plan of Reorganization shall have been confirmed by the Bankruptcy Court and the transactions contemplated by the Exchange Offer and the Plan of Reorganization shall have been consummated.

               (f) The Guarantor and the Lessee shall have reimbursed the Owner Participant and the Lessor for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with the preparation, execution, and delivery of this Amendment.

          Section 3. Lease Agreement. Except with respect to the relevant provisions amended by the terms hereof, the Lease Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment shall be a Basic Document as defined in Appendix A to the Lease Agreement and each other Basic Document to which the Lessee and the Lessor are a party (and the Lease Agreement and each other Basic Document are hereby amended to reflect such revision). Accordingly, the parties hereto acknowledge that any breach of the Lessee's covenants hereunder may result in an Event of Default, together with any consequences relating thereto, as set forth in the Basic Documents.

          Section 4. Effect of Amendment. Except as expressly set forth herein, the provisions of this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lessor under the Lease or the Lessor or Owner Participant under any other Basic Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Lease Agreement or any other Basic Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except with respect to the specific provisions hereof, nothing herein shall be deemed to entitle the Lessee or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Lease or any other Basic Document in similar or different circumstances.

          Section 5. Covenants; Further Assurances. (a) The Lessee hereby covenants and agrees with the Lessor that, from and after the date of this Amendment until satisfaction of all of the obligations of the Lessee hereunder, at any time and from time to time, upon the written request of the Lessor, and at the sole expense of the Lessee, Lessee will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

          (b) The Lessor hereby covenants and agrees with the Lessee that, from and after the date of this Amendment until satisfaction of all of the obligations of the Lessor hereunder, at any time and from time to time, upon the written request of the Lessee, the Lessor will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Lessee may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

          Section 6. Integration. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

          Section 7. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 8. Section Titles. Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 9. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                      VISKASE CORPORATION, as Lessee

                      By:
                          -----------------------------
                          Name:
                          Title:



                      STATE STREET BANK AND TRUST COMPANY, not in
                         its individual capacity, but solely as Owner Trustee

                      By:
                          -----------------------------
                          Name:
                          Title:

AMENDMENT TO PARTICIPATION AGREEMENT

          AMENDMENT TO PARTICIPATION AGREEMENT, dated as of ________ __, 2003 (this "Amendment"), among Viskase Corporation, as Lessee (the "Lessee"), Viskase Companies, Inc., successor in interest to Envirodyne Industries, Inc. as Guarantor (the "Guarantor"), General Electric Capital Corporation, as Owner Participant (the "Owner Participant"), and State Street Bank and Trust Company, a Massachusetts trust company and successor in interest to The Connecticut National Bank, not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement with the Owner Participant dated as of December 18, 1990 (the "Lessor").

                              W I T N E S S E T H:

          WHEREAS, the Lessee, the Guarantor, the Owner Participant and the Lessor are parties to that certain Participation Agreement, dated as of December 18, 1990 (as from time to time amended, restated, supplemented or otherwise modified, the "Participation Agreement", and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Participation Agreement); and

          WHEREAS, the Guarantor filed on or about November __, 2002 a case (the "Reorganization Case") under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Code"); and

          WHEREAS, in contemplation of the Reorganization Case, on or about August 20, 2002, the Guarantor distributed to the holders of its 10-1/4% Senior Notes due 2001 (the "Old Notes") (i) an Offer to Exchange the Old Notes for 8% Senior Subordinated Secured Notes due 2008 and 6% Series A Convertible Preferred Stock, in each case issued by the Guarantor (the "Exchange Offer") and (ii) a Disclosure Statement pursuant to Section 1126(b) of the Bankruptcy Code and a related Debtor's Prepackaged Plan of Reorganization (the "Plan of Reorganization"); and

          WHEREAS, in connection with such Reorganization Case and Plan of Reorganization, the Guarantor, the Lessee and the Owner Participant have agreed to amend the terms of the Participation Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

          Section 1. Amendments To The Participation Agreement. Effective as of the Effective Date (as defined herein), the Participation Agreement is amended as follows:

          1.1 By amending and restating Section 5.07 in its entirety as follows:

          "SECTION 5.07. Limitation on Debt. The Guarantor shall not, and shall not permit any of its Subsidiaries to directly or indirectly create, incur, issue, assume or otherwise become liable with respect to, extend the maturity of or become responsible for the payment of, any Debt other than:

          (i) Debt under the Basic Documents;

          (ii) Debt evidenced by (A) the Senior Secured Notes in an aggregate principal amount not to exceed $60,000,000 at any time and (B) the PIK Notes (as defined in the Senior Secured Notes Indenture) to the extent such PIK Notes represent interest accrued on the Senior Secured Notes at a rate no greater than 8% per annum;

          (iii) Debt of the Guarantor under a working capital facility in a principal amount not to exceed $25,000,000 at any time;

          (iv) Debt of the Guarantor or any of its Subsidiaries under cash collateralized letters of credit not to exceed $30,000,000 in the aggregate at any time;

          (v) Debt of the Guarantor to any of its Subsidiaries or of a Subsidiary of the Guarantor to the Guarantor or to another Subsidiary of the Guarantor, but only to the extent that the proceeds of any such Debt incurred by a non-Wholly Owned Subsidiary of the Guarantor are used to make a Restricted Payment to, or an Investment in, the Guarantor or a Wholly Owned Subsidiary of the Guarantor;

          (vi) Debt of the Guarantor or any of its Subsidiaries under Currency Agreements and Interest Rate Agreements; provided, however, such Currency Agreements and Interest Rate Agreements do not increase the outstanding Debt of the Guarantor other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;1

          (vii) Debt of the Guarantor or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Guarantor or any of its Subsidiaries, in any case incurred or assumed in connection with the disposition of any business, Property or Subsidiary of the Guarantor, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, Property or Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability in respect of all such Debt in the nature of such

-------------------------

1 Additional language regarding Interest Rate Agreements to come from Viskase.

     guarantees shall at no time exceed the gross proceeds actually received from the sale of such business, Property or Subsidiary;

          (viii) Debt of the Guarantor or any of its Subsidiaries (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (B) arising under guarantees incurred in the ordinary course of business with respect to suppliers, licensees, franchisees or customers of the Guarantor of such Subsidiary;

          (ix) Debt of the Guarantor or any of its Subsidiaries under letters of credit issued in the ordinary course of business (A) to finance the purchase of goods by the Guarantor or a Subsidiary of the Guarantor or
     (B) for the purpose of supporting performance or surety bonds or obligations of the Guarantor or any of its Subsidiaries, in either case not constituting obligations for borrowed money;

          (x) Debt of the Guarantor or any of its Subsidiaries in respect of performance or surety bonds issued for the account of the Guarantor or any of its Subsidiaries in the ordinary course of business; and

          (xi) additional Debt incurred by the Guarantor and its Subsidiaries in an aggregate principal amount outstanding not to exceed at any time
     (A) $0, during periods prior to and including February 28, 2003, (B) $2,000,000, during the period from March 1, 2003 to and including February 28, 2004 and (C) $5,000,000, during all periods thereafter."

          1.2 By amending and restating Section 5.08 in its entirety as follows:

          "SECTION 5.08. Limitation on Restricted Payments. The Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any similar distribution or payment on Capital Stock (including, without limitation, any dividend, similar distribution or payment made to stockholders of the Guarantor or such Subsidiary in connection with a merger, consolidation or similar event) of the Guarantor or such Subsidiary to the holders thereof, other than dividends, distributions or payments payable or made solely in shares of Capital Stock of the Guarantor or such Subsidiary, as the case may be, of the same class held by such holders (other than Redeemable Stock or Exchangeable Stock) or in options, warrants or other rights to purchase such shares; (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary of the Guarantor to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value, any Capital Stock in the Guarantor or any Subsidiary (other than any such transaction constituting an Investment in such Restricted Party or Affiliate permitted by clause (v) below or Section 5.21(a)); (iii) redeem, repurchase, defease, prepay (including, without limitation, in-substance or legal defeasance) or otherwise acquire or retire for value, or permit any Subsidiary of the Guarantor to, directly or indirectly, redeem, repurchase, defease, prepay (including, without limitation, in-substance or legal defeasance) or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, Debt of the Guarantor or any Subsidiary; or (iv) pay any interest amounts accrued on the Senior Secured Notes in cash prior to March 31, 2006 (the foregoing actions set forth in clauses (i) through (iv) being referred to herein as "Restricted Payments"); or (v) make any Investment in an Affiliate of the Guarantor, or permit any Subsidiary of the Guarantor to make any Investment in an Affiliate of the Guarantor (which for purposes of this clause (v) shall not include
     (1) a Wholly Owned Subsidiary of the Guarantor or (2) an Unrestricted Subsidiary).

          1.3 By amending and restating clause (e) of Section 5.09 as follows:

          "and (e) 0.4 to 1, for each fiscal quarter thereafter".

          1.4 By amending and restating Section 5.23 in its entirety as follows:

          "Section 5.23 Limitation on Liens. The Guarantor shall not, and shall not permit any of its Subsidiaries to, incur or suffer to exist any Liens on any of its assets, except (i) Liens securing the obligations of the Guarantor and its Subsidiaries under the Basic Documents, (ii) Liens securing the Senior Secured Notes and the PIK Notes (as defined in the Senior Secured Notes Indenture) permitted to be incurred pursuant to clause (ii) of Section 5.07, (iii) Liens securing the working capital facility in an aggregate principal amount not to exceed $25,000,000 permitted to be incurred pursuant to clause (iii) of
     Section 5.07 and (iv) Permitted Liens".

          1.5 By adding the following new Section 5.26:

          "Section 5.26. Asset Sales. The Guarantor shall not, and shall cause its Subsidiaries not to, make any Asset Sale without the prior written consent of the Lessor if the Net Available Proceeds (as defined in the Senior Secured Notes Indenture) to be received from such Asset Sale would be equal to or greater than $20,000,000.

          1.6 By adding the following new Section 5.27:

          "Section 5.27. The Senior Secured Notes Indenture. The Guarantor shall not, without the prior written consent of the Lessor, agree to amend, modify or supplement any terms of the Senior Secured Notes Indenture or the Senior Secured Notes relating to scheduled maturity, scheduled repayment or prepayment, scheduled sinking fund, mandatory redemption or Offer to Purchase with respect to the Senior Secured Notes.

          1.7 By adding in Appendix A to the Participation Agreement the following definitions:

          "Senior Secured Notes" shall mean the 8% Senior Subordinated Secured Notes due 2008 issued pursuant to the Senior Secured Notes Indenture.

          "Senior Secured Notes Indenture" shall mean the Indenture dated as of ____________ __, 2002 between the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee, as it may be supplemented, amended or modified from time to time.

          1.8 By deleting from clause (i) of the definition of "Permitted Liens", the reference to "Bank Credit Agreement" and substituting therefor the following: "the Senior Secured Notes, the PIK Notes (as defined in the Senior Secured Notes Indenture) permitted to be incurred pursuant to clause
(ii) of Section 5.07 of the Participation Agreement and the working capital facility permitted to be incurred pursuant to clause (iii) of Section 5.07 of the Participation Agreement".

          1.9 By deleting immediately before clause (l) of the definition of "Permitted Liens" the reference to "and" and adding the following new language to end of such definition: "; (m) Liens arising pursuant to the Rent Letter of Credit and other cash collateralized letters of credit permitted to be incurred pursuant to clause (iv) of Section 5.07; and (n) Liens approved in writing by the Owner Participant".

          Section 2. No Default; Waiver. As of the Effective Date, the Owner Participant waives any Default or Event of Default arising from (i) the Lessee's failure to meet the Fixed Charge Coverage Ratio required under
Section 5.09 of the Participation Agreement for the fiscal quarters ending on March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002 and
(ii) the Guarantor having been until the Effective Date a debtor under Chapter 11 of the Bankruptcy Code and agrees not to exercise any rights with respect to such breach, Default or Event of Default.

          Section 3. Conditions Precedent To The Effectiveness Of This Amendment. Except as otherwise expressly provided herein, this Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied or provided for in a manner satisfactory to the Owner Participant, or waived by the Owner Participant in writing (such date is referred to herein as the "Effective Date"):

               (a) This Amendment shall have been fully executed and delivered by each of the parties hereto.

               (b) The Amendment to Lease Agreement, dated as of the date hereof, between the Lessee and the Lessor shall have been fully executed and delivered by each of the parties thereto.

               (c) The Senior Secured Notes Indenture shall have been fully executed and delivered by each of the parties thereto, substantially in the form of Exhibit A hereto.

               (d) The Guarantor shall have entered into documentation with respect to a working capital facility in form and substance reasonably satisfactory to the Owner Participant and the Lessor.

               (e) The Plan of Reorganization shall have been confirmed by the Bankruptcy Court and the transactions contemplated by the Exchange Offer and the Plan of Reorganization shall have been consummated.

               (f) The Guarantor and the Lessee shall have reimbursed the Owner Participant and the Lessor for all reasonable out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors in connection with the preparation, execution, and delivery of this Amendment.

          Section 4. Participation Agreement. Except with respect to the relevant provisions amended by the terms hereof, the Participation Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Amendment shall be a Basic Document as defined in Appendix A to the Participation Agreement and each other Basic Document to which the Lessee and the Lessor are a party (and the Participation Agreement and each other Basic Document are hereby amended to reflect such revision). Accordingly, the parties hereto acknowledge that any breach of the Lessee's covenants hereunder may result in an Event of Default, together with any consequences relating thereto, as set forth in the Basic Documents.

          Section 5. Effect of Amendment. Except as expressly set forth herein, the provisions of this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lessor under the Lease or the Lessor or Owner Participant under any other Basic Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Participation Agreement or any other Basic Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except with respect to the specific provisions hereof, nothing herein shall be deemed to entitle the Lessee or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Lease or any other Basic Document in similar or different circumstances.

          Section 6. Covenants; Further Assurances. (a) The Lessee hereby covenants and agrees with the Lessor that, from and after the date of this Amendment until satisfaction of all of the obligations of the Lessee hereunder, at any time and from time to time, upon the written request of the Lessor, and at the sole expense of the Lessee, Lessee will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

          (b) The Lessor hereby covenants and agrees with the Lessee that, from and after the date of this Amendment until satisfaction of all of the obligations of the Lessor hereunder, at any time and from time to time, upon the written request of the Lessee, Lessor will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Lessee may reasonably request for the purpose of obtaining or preserving the full benefits of this Amendment and of the rights herein granted.

          Section 7. Integration. This Amendment represents the entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

          Section 8. GOVERNING LAW. THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 9. Section Titles. Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 10. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                       VISKASE COMPANIES, INC., as Guarantor

                       By:
                          ----------------------------------------
                          Name:
                          Title:


                       VISKASE CORPORATION, as Lessee

                       By:
                          ----------------------------------------
                          Name:
                          Title:


                       GENERAL ELECTRIC CAPITAL CORPORATION,
                       as Owner Participant

                       By:
                          ----------------------------------------
                          Name:
                          Title:


                       STATE STREET BANK AND TRUST COMPANY, not in
                         its individual capacity, but solely as Owner Trustee

                       By:
                          ----------------------------------------
                          Name:
                          Title: